                                                     Exhibit 10.2
                                                        EXECUTION

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                   RESTATED CREDIT AGREEMENT




           -----------------------------------------



                     HECLA MINING COMPANY


                              and


                       NATIONSBANK, N.A.

                            as Agent


               and CERTAIN FINANCIAL INSTITUTIONS

                           as Lenders


       -------------------------------------------------


                          $ 55,000,000


                          May 7, 1999


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                       TABLE OF CONTENTS



CREDIT AGREEMENT

ARTICLE I - Definitions and References
Section 1.1.   Defined Terms
Section 1.2.   Exhibits and Schedules; Additional Definitions
Section 1.3.   Amendment of Defined Instruments
Section 1.4.   References and Titles
Section 1.5.   Calculations and Determinations

ARTICLE II - The Loans
Section 2.1.   Commitments to Lend; Notes
Section 2.2.   Requests for New Loans
Section 2.3.   Continuations and Conversions of Existing Loans
Section 2.4.   Use of Proceeds
Section 2.5.   Interest Rates and Fees
Section 2.6.   Optional Prepayments
Section 2.7.   Mandatory Prepayments
Section 2.9    Initial Borrowing Base
Section 2.10   Subsequent Determinations of Borrowing Base
Section 2.11   Letters of Credit
Section 2.12   Requesting Letters of Credit
Section 2.13   Reimbursement
Section 2.14   Transferees of Letters of Credit
Section 2.15   Extension of Maturity
Section 2.16   Restriction on Liability
Section 2.17   No Duty to Inquire
Section 2.18   Payment of LC Obligations
Section 2.19.  Letter of Credit Fees

ARTICLE III - Payments to Lenders
Section 3.1.   General Procedures
Section 3.2.   Increased Cost and Reduced Return
Section 3.3.   Limitation on Types of Loans
Section 3.4.   Illegality
Section 3.5.   Treatment of Affected Loans
Section 3.6.   Compensation
Section 3.7.   Change of Applicable Lending Office
Section 3.8.   Replacement of Lenders
Section 3.9.   Taxes








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ARTICLE IV - Conditions Precedent to Lending
Section 4.1.   Documents to be Delivered
Section 4.2.   Additional Conditions Precedent

ARTICLE V - Representations and Warranties
Section 5.1.   Borrower's Representations and Warranties
Section 5.2.   Representation by Lenders

ARTICLE VI - Affirmative Covenants of Borrower
Section 6.1.   Payment and Performance
Section 6.2.   Books, Financial Statements and Reports
Section 6.3.   Other Information and Inspections
Section 6.4.   Notice of Material Events and Changes of Name or Address
Section 6.5.   Maintenance of Properties
Section 6.6.   Maintenance of Existence and Qualifications
Section 6.7.   Payment of Trade Debt, Taxes, etc.
Section 6.8.   Insurance
Section 6.9.   Payment of Expenses
Section 6.10.  Performance on Borrower's Behalf
Section 6.11.  Interest
Section 6.12.  Compliance with Agreements and Law
Section 6.13.  Evidence of Compliance
Section 6.14.  Subsidiary Guarantors
Section 6.15.  Bank Accounts; Offset
Section 6.16.  Agreement to Deliver Security Documents; Sale of MWCA, Inc.
Section 6.17.  Perfection and Protection of Security Interests and Liens

ARTICLE VII - Negative Covenants of Borrower
Section 7.1.   Limitation on Debt and Liens
Section 7.2.   Hedging Contracts
Section 7.3.   Limitation on Mergers, Issuances of Securities
Section 7.4.   Limitation on Sales of Property
Section 7.5.   Limitation on Dividends and Redemptions
Section 7.6.   Limitation on Investments and New Businesses
Section 7.7.   Limitation on Credit Extensions
Section 7.8.   Transactions with Affiliates
Section 7.9.   ERISA Plans
Section 7.10.  Fiscal Year
Section 7.11.  Working Capital and Current Ratio
Section 7.12.  Fixed Charge Coverage Ratio
Section 7.13.  Tangible Net Worth







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ARTICLE VIIA - Guaranty
Section 7A.1.  Guaranty
Section 7A.2.  Unconditional Guaranty
Section 7A.3.  Waiver
Section 7A.4.  No Subrogation
Section 7A.5.  Subordination

ARTICLE VIII - Events of Default and Remedies
Section 8.1.   Events of Default
Section 8.2.   Remedies

ARTICLE IX - Agent
Section 9.1.   Appointment, Powers, and Immunities
Section 9.2.   Reliance by Agent
Section 9.3.   Defaults
Section 9.4.   Rights as Lender
Section 9.5.   Indemnification
Section 9.6.   Non-Reliance on Agent and Other Lenders
Section 9.7.   Sharing of Set-Offs and Other Payments
Section 9.8.   Investments
Section 9.9.   Benefit of Article IX
Section 9.10.  Resignation

ARTICLE X - Miscellaneous
Section 10.1.  Waivers and Amendments; Acknowledgments
Section 10.2.  Survival of Agreements; Cumulative Nature
Section 10.3.  Notices
Section 10.4.  Indemnity
Section 10.5.  Joint and Several Liability; Parties in Interest
Section 10.6.  Assignments and Participations
Section 10.7.  Confidentiality
Section 10.8.  Governing Law; Submission to Process
Section 10.9.  Limitation on Interest
Section 10.10. Termination; Limited Survival
Section 10.11. Severability
Section 10.12. Counterparts; Fax
Section 10.13. Waiver of Jury Trial, Punitive Damages, etc.
Section 10.14. Amendment and Restatement
Section 10.15. No Novation or Release
Section 10.16. Ratification












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Schedules and Exhibits:

Schedule 1 -   Disclosure Schedule
Schedule 2 -   Security Schedule
Schedule 3 -   Borrower's Subsidiaries
Schedule 4 -   Approved Foreign Receivables Account Debtors

Exhibit A -    Promissory Note
Exhibit B -    Borrowing Notice
Exhibit C -    Continuation/Conversion Notice
Exhibit D -    Certificate Accompanying Financial Statements
Exhibit E -    Opinion of Counsel for Related Persons
Exhibit F -    Assignment and Acceptance Agreement
Exhibit G -    Letter of Credit Application and Agreement
Exhibit H -    Borrower Security Agreement
Exhibit I -    Subsidiary Guarantor Security Agreement

                        CREDIT AGREEMENT

     THIS RESTATED CREDIT AGREEMENT is made as of May 7, 1999, by and among HECLA MINING COMPANY, a Delaware corporation (herein called "Borrower"), the Subsidiary Guarantors referred to below, NATIONSBANK, N.A., individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "ADJUSTED BASE RATE" means the Base Rate plus the Base Rate Margin. No Adjusted Base Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "ADJUSTED CD RATE" means, for any CD Loan for any CD Interest Period therefor, the rate per annum equal to the sum of (a) the Fixed Rate Margin plus
(b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the sum of (i) the CD Rate for such CD Loan for such CD Interest Period divided by 1 minus the Reserve Requirement for such CD Loan for such CD Interest Period plus (ii) the Assessment Rate. The Adjusted CD Rate for any CD Loan shall change whenever the Fixed Rate Margin or the Reserve Requirement changes. No Adjusted CD Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Eurodollar Interest Period therefor, the rate per annum equal to the sum of
(a) the Fixed Rate Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Eurodollar Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Eurodollar Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Fixed Rate Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
     (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" means NationsBank, N.A., as Agent hereunder, and its successors in such capacity.

     "AGREEMENT" means this Restated Credit Agreement.

     "APPLICABLE LENDING OFFICE" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "ASSESSMENT RATE" means, for any day, the annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) which is payable by Agent (in its individual capacity) to the Federal Deposit Insurance Corporation (or any successor) for deposit insurance for United States dollar time deposits with Agent (in its individual capacity) at its principal office as determined by Agent. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     "BASE RATE" means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. As used in this definition, "Prime Rate" means the per annum rate of interest established from time to time by the Reference Bank as its prime rate, which rate may not be the lowest rate of interest charged by Agent to its customers.

     "BASE RATE LOAN" means a Loan which does not bear interest at a Fixed Rate.

     "BASE RATE MARGIN" means, on each day:


     FACILITY USAGE                     BASE RATE MARGIN

less than or equal to twenty-      15 Basis Points (0.15%)
five percent (25%) of the          per annum
Borrowing Base

less than or equal to fifty        35 Basis Points (0.35%)
percent (50%) but greater than     per annum
twenty-five percent (25%) of the
Borrowing Base

less than or equal to seventy-     80 Basis Points (0.80%)
five percent (75%) but greater     per annum
than fifty percent (50%) of the
Borrowing Base

greater than seventy-five          100 Basis Points (1.0%)
percent of the Borrowing Base      per annum
(75%)


PROVIDED THAT on August 31, 1999, the Base Rate Margin for all percentages of Facility Usage shall be increased by Fifty Basis Points (0.5%) if Borrower shall not have received the Minimum Net Proceeds on or prior to such date and such increase shall remain in effect until such time as Borrower shall have received the Minimum Net Proceeds.

     "BASIS POINT" means one one-hundredth of one percent (0.01%).

     "BONDS" means the bonds issued under the Indenture.

     "BOND LC" means that certain letter of credit issued by LC Issuer, which provides for payment of the Bonds, and any letter of credit issued by LC Issuer in substitution therefor in accordance with the terms of this Agreement and the original Bond LC.

     "BOND LC CASH COLLATERAL" has the meaning set forth in Section 2.18(b).

     "BOND LC COLLATERAL ACCOUNT" has the meaning given it in Section 2.18(b).

     "BOND LC OBLIGATIONS" means all LC Obligations arising with respect to the Bond LC.

     "BORROWER" means Hecla Mining Company, a Delaware corporation.

     "BORROWER SECURITY AGREEMENT" shall mean the Security Agreement of Borrower in favor of Agent substantially in the form of Exhibit H attached hereto.

     "BORROWING" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Fixed Rate Loans, with the same Interest Period) pursuant to Section 2.3 and a combination of new Loans and a Continuation or Conversion of existing Loans in a single Type (and, in the case of Fixed Rate Loans, with the same Interest Period).

     "BORROWING BASE" means the sum of (i) the Working Capital Borrowing Base and (ii) the Cash Earnings Borrowing Base; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

     "BORROWING BASE DEFICIENCY" has the meaning given to such term in Section 2.7.

     "BORROWING BASE REPORT" means a report in a form reasonably acceptable to Agent, appropriately completed, together with the following attachments: (a) a detailed aged schedule of all Eligible Receivables as of the date specified in such report, listing face amounts and dates of invoices of each such Eligible Receivable (and, upon request of Agent, a list of all Eligible Receivables, listing the name and address of each account debtor, copies of invoices, credit reports, and any other matters and information relating to the Eligible Receivables), and (b) a schedule of Eligible Inventory, setting forth the location of all such Eligible Inventory (other than Eligible Inventory in transit), including Eligible Inventory not in the possession of Borrower and the name of the Person in possession thereof and whether and how much of such Eligible Inventory consists of raw material, finished goods or otherwise.

     "BORROWING NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to CD Loans (such as the day on which a CD Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions are carried out in the market for certificates of deposit. Any Business Day in any way relating to Eurodollar Loans (such as the day on which a Eurodollar Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "CASH COLLATERAL" means, collectively, the General LC Cash Collateral and the Bond LC Cash Collateral.

     "CASH EARNINGS" means as of the end of any calendar month, Borrower's Consolidated net income for the twelve (12) consecutive calendar months then ended PLUS (i) nonrecurring losses for such calendar month, (ii) other non-cash charges taken into account in determining such net income and (iii) exploration expenses taken into account in determining such net income, but only to the extent that exploration expenses exceed $3,000,000, MINUS (iv) nonrecurring gains taken into account in determining such net income, and (v) any cash dividends that have been declared, accrued or paid (without duplication) on common or preferred stock during such twelve-month period.

     "CASH EARNINGS BORROWING BASE" means, for any calendar month, two hundred percent (200%) of Borrower's Cash Earnings calculated as of the end of the second calendar month preceding such calendar month.

     "CD LOANS" means Loans that bear interest at rates based upon the Adjusted CD Rate.

     "CD RATE" means, for any CD Loan for any CD Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be the average of the bid rates quoted to the Reference Bank at approximately 10:00 a.m. New York, New York time (or as soon thereafter as practicable) on the first day of such CD Interest Period by two (2) or more certificate of deposit dealers of recognized national standing selected by the Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank having a term comparable to such CD Interest Period and in an amount comparable to the principal amount of the CD Loan to be made by the Reference Bank for such CD Interest Period.

     "CD INTEREST PERIOD" means, with respect to each particular CD Loan in a Borrowing, a period of 30, 60, 90 or 180 days, as specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending on but not including the day which is 30, 60 or 90 or 180 days thereafter (e.g., a 30-day period beginning on April 1 will end on but not include April 30); provided that: (a) any CD Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any CD Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any CD Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).

     "CHANGE OF CONTROL" means the occurrence of either of the following events:
(a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 25% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (b) a majority of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

     "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "COMMITMENT PERIOD" means the period from and including the date hereof until December 31, 2001 (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder or the obligations of LC Issuer to issue Letters of Credit hereunder have been terminated or the Notes first become due and payable in full).

     "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CONTINUATION" shall refer to the continuation pursuant to Section 2.3 hereof of a Fixed Rate Loan of one Type as a Fixed Rate Loan of the same Type from one Interest Period to the next Interest Period.

     "CONTINUATION/CONVERSION NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "CONVERT, CONVERSION AND CONVERTED" shall refer to a conversion pursuant to
Section 2.3 or Article III of one Type of Loan into another Type of Loan.

     "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "DEFAULT RATE" means, at the time in question (a) with respect to any Base Rate Loan or any Obligation which is not a Loan, the rate per annum equal to three percent (3%) above the Adjusted Base Rate then in effect, (b) with respect to any Eurodollar Loan, the rate per annum equal to three percent (3%) above the Adjusted Eurodollar Rate then in effect, and (c) with respect to any CD Rate Loan, the rate per annum equal to three percent (3%) above the Adjusted CD Rate then in effect. No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "DETERMINATION DATE" has the meaning given to such term in Section 2.9.

     "DISCLOSURE REPORT" means either a notice given by Borrower under Section
6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

     "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

     "EBITDA" means as of the end of any Fiscal Quarter, Borrower's Consolidated net income for the four consecutive Fiscal Quarters then ended plus exploration expenses in excess of $3,000,000, interest, taxes, depreciation and amortization, nonrecurring losses and reclamation charges, to the extent the foregoing have been deducted in determining such net income, minus nonrecurring gains to the extent such gains have been included in determining such net income.

     "ELIGIBLE INVENTORY" means Eligible Other Inventory and Eligible MWCA Inventory.

     "ELIGIBLE MWCA INVENTORY" means any Product which is owned by MWCA, Inc. prior to the occurrence of a MWCA Triggering Event and which:

     (a) is located at a mine or a processing plant owned by MWCA, Inc. or is in transit to a mill or processing plant owned by MWCA, Inc.; and

     (b)  such mine, processing plant, or mill:

          (i) IS LOCATED IN THE UNITED STATES in a state in respect of which Agent has received Security Documents from MWCA, Inc. granting Agent a security interest in such Product pursuant to Section 6.16(c) or, if in transit, will be located in such a state immediately upon reaching its destination, or

          (ii) IS NOT LOCATED IN THE UNITED STATES, but the aggregate amount of all such Eligible Inventory described in this subsection (ii) and in subsection (b)(ii) of the definition of Eligible Other Inventory and included in the Borrowing Base does not exceed 20% of all Eligible Inventory; and

     (c) such Product is fully and adequately insured pursuant to Section 6.8 with Agent named as loss payee as its interests may appear; and

     (d) such Product is categorized on the Borrower's Consolidated balance sheet as "Products on hand and in Transit; Concentrates and Metals in transit, and Industrial mineral product."

     "ELIGIBLE OTHER INVENTORY" means any Product which is owned by Borrower or any Subsidiary Guarantor (excluding MWCA, Inc. until the occurrence of a MWCA Triggering Event) and which:

     (a) is located at a mine or a processing plant owned by Borrower or any Subsidiary Guarantor (excluding MWCA, Inc. until the occurrence of a MWCA Triggering Event) or is in transit to a smelter, mill or refinery owned by any such Persons; and

     (b)  such mine or processing plant, or such smelter, mill or refinery:

          (i) IS LOCATED IN THE UNITED STATES in a state in respect of which Agent has received an opinion of counsel, in form and substance satisfactory to Agent, to the effect that the Product located in such state is subject to an enforceable and duly perfected security interest in favor of Agent or, if in transit, will be located in such a state immediately upon reaching its destination, or

          (ii) IS NOT LOCATED IN THE UNITED STATES, but the aggregate amount of all such Eligible Inventory described in this subsection (ii) and in subsection (b)(ii) of the definition of Eligible MWCA Inventory and included in the Borrowing Base does not exceed 20% of all Eligible Inventory; and

     (c) if such Product is located in the United States, such Product is subject to an enforceable security interest in favor of Agent which is duly perfected and of first priority, or if in transit, will be duly perfected and of first priority immediately upon reaching its destination; and

     (d) such Product is fully and adequately insured pursuant to Section 6.8 with Agent named as loss payee as its interests may appear; and

     (e) such Product is categorized on the Borrower's Consolidated balance sheet as "Products on hand and in Transit; Concentrates and Metals in transit, and Industrial mineral product".

     "ELIGIBLE RECEIVABLES" means at any time an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower, and any Subsidiary Guarantor:

     (a) arising from the sale of Products by Borrower or Subsidiary Guarantor to account debtors which are not Affiliates of such Person in the ordinary course of such Person's business;

     (b) upon which such Person's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever and upon which the account debtor has no defense or counterclaims;

     (c)  that are payable in the United States in United States dollars;

     (d) that are subject to a perfected first priority security interest in favor of Agent, for the benefit of Lenders, and the terms of which do not restrict or prohibit the granting of such security interest; and

     (e)  that are not in default.

An account shall be deemed in default if: (i) it is not paid within the ninety
(90) days after the date of delivery of the related Products to the account debtor or, if such account arises under an Extended Term Contract (as defined in this paragraph) within thirty (30) days after the payment date required under the Extended Term Contract, but in no event to exceed one-hundred eighty (180) days after the date of delivery of the related Products to the account debtor;
(ii) more than 25% of the aggregate amount of all accounts owed by a single account debtor (or its Affiliates) are being contested by appropriate proceedings in good faith by such account debtor or are in default under subparagraph (i) above; (iii) any account debtor obligated upon such account suspends business, makes a general assignment for the benefit of creditors; or fails to pay its debts generally as they come due; or (iv) the account debtor obligated upon such account is insolvent or otherwise not satisfactory to Agent; provided, however, that not more than fifty percent (50%) of the total of Eligible Receivables shall consist of receivables from sales of Products to purchasers located outside the United States (other than Approved Foreign Receivables as such term is defined in this paragraph). As used in this paragraph, the term "Extended Term Contract" means a contract for the sale of Products under which the account debtor is granted payment terms in excess of thirty (30) days after the date of delivery thereof to such account debtor, and the term "Approved Foreign Receivable" means each Eligible Receivable from any Person described on Schedule 4.

     "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA AFFILIATE" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Related Person has a fixed or contingent liability.

     "EURODOLLAR INTEREST PERIOD" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Eurodollar Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, any Eurodollar Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day).

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

     "EURODOLLAR LOAN" means a Loan that bears interest at the Adjusted Eurodollar Rate.

     "EURODOLLAR RATE" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Market Service (formerly Telerate Access Service) Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "EVENT OF DEFAULT" has the meaning given to such term in Section 8.1.

     "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 11, 1997 among Borrower, Agent and the Lenders parties thereto, as supplemented or amended to the date hereof, together with the promissory notes made by Borrower thereunder.

     "FACILITY USAGE" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

     "FIXED CHARGES" means as of the end of any Fiscal Quarter, the sum of the following for the period of four consecutive Fiscal Quarters then ended (i) Borrower's Consolidated interest expense for such period, plus (ii) Borrower's Consolidated long-term debt scheduled to be paid or scheduled to be paid during such period, plus
(iii) Borrower's Consolidated capital lease payments paid during such period, plus (iv) dividends on common and preferred stock declared or paid (without duplication) by Borrower during such period, plus (v) Borrower's Consolidated reclamation expenditures paid during such period; PROVIDED however, that during the period through and including December 31, 1999, Fixed Charges shall be reduced by the net proceeds from sales of real property and the Metalline Contact Mines, Inc. shares, which are non-recurring gains.

     "FIXED RATE" means, with respect to any Fixed Rate Loan, the related Adjusted Eurodollar Rate or Adjusted CD Rate.

     "FIXED RATE LOANS" means any CD Loans or any Eurodollar Loans or both.

     "FIXED RATE MARGIN" means, on each day:


     FACILITY USAGE                FIXED RATE MARGIN

less than or equal to twenty-      140 Basis Points (1.4%)
five percent (25%) of the          per annum
Borrowing Base

less than or equal to fifty        160 Basis Points (1.6%)
percent (50%) but greater than     per annum
twenty-five percent (25%) of
the Borrowing Base

less than or equal to seventy-     205 Five Basis Points (2.05%)
five percent (75%) but greater     per annum
than fifty percent (50%) of the
Borrowing Base

greater than seventy-five          225 Basis Points  (2.25%)
percent (75%) of the Borrowing     per annum
Base

PROVIDED THAT on August 31, 1999, the Fixed Rate Margin for all percentages of Facility Usage shall be increased by Fifty Basis Points (0.5%) if Borrower shall not have received the Minimum Net Proceeds on or prior to such date and such increase shall remain in effect until such time as Borrower shall have received the Minimum Net Proceeds.

     "FUNDED DEBT"of any Person means Debt in the following categories, calculated without duplication:

     (a) Debt for borrowed money or gold loans (excluding Hedging Obligations); and

     (b)  Debt evidenced by a bond, debenture, note or similar instrument.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and Majority Lenders and Borrower agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

     "GENERAL LC CASH COLLATERAL" has the meaning given it in Section 2.18(b).

     "GENERAL LC COLLATERAL ACCOUNT" has the meaning given it in Section
2.18(b).

     "GENERAL LC OBLIGATIONS" means all LC Obligations other than Bond LC Obligations.

     "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "HEDGING CONTRACT" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "HEDGING OBLIGATIONS" means all of the following:

     (a) any and all present or future obligations of one or more of the Related Persons to any one or more Lenders (or any affiliate of any Lender) according to the terms of any present or future interest or currency rate swap, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between any of the Related Persons and one or more parties constituting any Lender (or any affiliate of any Lender); and

     (b) any and all present or future obligations of one or more Related Persons to any one or more Lenders (or to any affiliate of any Lender) according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to gold or other minerals, or any option with respect to any such transaction now existing or hereafter entered into between any of the Related Persons and one or more parties constituting any Lender (or any affiliate of any Lender).

     "HIGHEST LAWFUL RATE" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

     "INDENTURE" means that certain Indenture of Trust dated as of October 1, 1995 between The Industrial Development Corporation of Custer County, Idaho and Norwest Bank of Minnesota, National Association, as Trustee, pursuant to which the solid waste disposal revenue bonds (Hecla Mining Company Project) series 1995 were issued.

     "INITIAL FINANCIAL STATEMENTS" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 1998.

     "INTEREST PAYMENT DATE" means (a) with respect to each Base Rate Loan, the last Business Day of each April, June, September and December, and (b) with respect to each Fixed Rate Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is more than three months or ninety (90) days in length, the date specified by Agent which is approximately three months after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Fixed Rate Loan so long as any Event of Default exists under Section 8.1 (a) or
(b).

     "INTEREST PERIOD" means with respect to any Fixed Rate Loan, the related CD Interest Period or Eurodollar Interest Period.

     "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes.

     "INVESTMENT" means any investment made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

     "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "LC APPLICATION" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

     "LC ISSUER" means NationsBank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to NationsBank, N.A.

     "LC OBLIGATIONS" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "LC SUBLIMIT" means the amount of $10,000,000.

     "LENDER PARTIES" means Agent, LC Issuer, and all Lenders.

     "LENDERS" means each signatory hereto (other than Borrower and any Related Person that is a party hereto), including NationsBank, N.A. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

     "LETTER OF CREDIT" means any letter of credit issued by LC Issuer hereunder at the application of Borrower or the Bond LC.

     "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows such creditor to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.
"Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "LOAN AGREEMENT" means that certain Loan Agreement dated as of October 1, 1995, between Borrower and The Industrial Development Corporation of Custer County, Idaho.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "LOANS" has the meaning given to such term in Section 2.1.

     "MAJORITY LENDERS" means (i) so long as there are two Lenders, Lenders whose aggregate Percentage Shares equal one hundred percent (100%) and (ii) at any time there are three or more Lenders and no one Lender has a Percentage Share equal to or greater than sixty-six and two-thirds percent (66 2/3%), Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

     "MATERIAL SUBSIDIARY" means each Subsidiary of Borrower that is designated as a "Material Subsidiary" on Schedule 3 hereto.

     "MATURED LC OBLIGATIONS" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

     "MATURITY DATE" means December 31, 2003.

     "MAXIMUM CREDIT AMOUNT" means the amount of $55,000,000.

     "MAXIMUM DRAWING AMOUNT" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

     "MAXIMUM GUARANTEED AMOUNT" means with respect to any Subsidiary Guarantor as of the date of determination, the lesser of (a) the amount of the Obligations outstanding on such date and (b) the largest amount that would not render such Subsidiary Guarantor's guarantee of the Obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

     "MINIMUM NET PROCEEDS" means net proceeds from the sale of assets or capital stock of MWCA, Inc. in an amount equal to or greater than $20,000,000 plus Net Proceeds from New Equity in an amount equal to or greater than $5,000,000.

     "MWCA TRIGGERING EVENT" means the first to occur of any of the following
(a) the failure by Borrower to sell all of the capital stock or all or substantially all of the assets of MWCA, Inc. by August 31, 1999 or (b) the occurrence of a Default or Event of Default hereunder.

     "NET PROCEEDS FROM NEW EQUITY" means net proceeds received by Borrower from the issuance of equity securities of the Borrower after January 1, 1999.

     "NOTE" has the meaning given to such term in Section 2.1.

     "OBLIGATIONS" means all Debt from time to time owing by any Related Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

     "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on its signature page hereto, and (b) when used otherwise, the percentage obtained by dividing
(i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

     "PERMITTED DEBT" means (i) the Obligations, and (ii) Funded Debt which matures after the Maturity Date and is not subject to terms which are more restrictive than the terms and conditions set forth in this Agreement, as determined by Majority Lenders in their sole discretion.

     "PERMITTED INVESTMENTS" means investments of up to $5,000,000, plus investments:

     (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

     (b) in marketable obligations, maturing within 24 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

     (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 24 months from the date of deposit thereof, with (i) any office of any Lender, (ii) a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc. or (iii) any other bank, provided that the aggregate amount of all such deposits with all such other banks under this clause (iii) shall not at any time exceed $5,000,000.

     (d)  in Subsidiary Guarantors.

     (e) consisting of acquisitions of existing businesses which are engaged in the business activities that are the same or similar to those engaged in by Borrower and Subsidiary Guarantors.

     (f) consisting of acquisitions of assets which are used in businesses engaged in the business activities that are the same or similar to those engaged in by Borrower and Subsidiary Guarantors.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "PLEDGE AGREEMENT" means that certain Pledge Agreement dated as of October 1, 1995, between Borrower and Agent covering Bonds purchased with funds drawn under the Bond LC.

     "PRODUCTS" means all severed and extracted ore, minerals, dore, concentrates, precipitate, scoria, clay, ball clay, kaolin, feldspar, refined gold, silver, lead, copper, zinc or other metals, inventory and finished products derived from the foregoing now owned or hereafter acquired by Borrower or any Subsidiary Guarantor.

     "PROHIBITED LIEN" means any Lien not expressly allowed under Section
7.1(b).

     "REFERENCE BANK" means NationsBank, N.A.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "RELATED PERSON" means any of Borrower, each Subsidiary Guarantor and each other Material Subsidiary of Borrower.

     "REQUIRED LENDERS" means Lenders whose aggregate Percentage Shares equal one hundred percent (100%).

     "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against (a) in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Loans, non-personal U.S. Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate or Adjusted CD Rate (as the case may be) is to be determined, or
(ii) any category of extensions of credit or other assets which include Eurodollar Loans or CD Loans. The Adjusted Eurodollar Rate and the Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

     "SECURITY SCHEDULE" means Schedule 2 hereto.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

     "SUBSIDIARY GUARANTOR" means each of MWCA, Inc., Kentucky-Tennessee Clay Company, K-T Feldspar Corporation, and any other Subsidiary who has guaranteed some or all of the Obligations pursuant to Section 6.14.

     "SUBSIDIARY GUARANTOR SECURITY AGREEMENT" shall mean the Security Agreement of a Subsidiary Guarantor in favor of Agent for the benefit of Lenders substantially in the form of Exhibit I attached hereto.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TOTAL DEBT"means Borrower's Consolidated Debt in the following categories, calculated without duplication:

     (a)  Obligations;

     (b)  Funded Debt (other than the Obligations);

     (c) Debt constituting principal under leases capitalized in accordance with GAAP;

     (d) Debt with respect to letters of credit or applications or reimbursement agreements therefor (other than the Obligations); and

     (e) Debt with respect to any operating, reclamation or other bond not secured in whole or in part by a letter of credit or cash deposit.

     "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

     "TYPE" means, with respect to any Loan, the characterization of such Loan as either a Base Rate Loan or Fixed Rate Loan.

     "WORKING CAPITAL BORROWING BASE" means the amount determined by Agent from time to time in its reasonable judgment (which judgment shall be exercised in good faith) equal to the sum of (a) eighty-five percent (85%) of the Eligible Receivables; and (b) and seventy-five percent (75%) of Eligible Inventory, valued at the lower of cost or market value.

     Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to imply that Lenders have in advance authorized, or in the future will authorize, any such renewal, extension, modification, amendment or restatement.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. Calculations and Determinations. All calculations of interest and fees made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by a Lender Party of amounts to be paid under
Article III or any other matters which are to be determined hereunder by a Lender Party (such as any such as any Adjusted CD Rate, Adjusted Eurodollar Rate, Assessment Rate, CD Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


          ARTICLE II - The Loans and Letters of Credit

     Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $500,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than eight (8) Borrowings of Fixed Rate Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

     (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or
(ii) the aggregate amount of any such Borrowing of new CD Loans, the date on which such CD Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (iii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period, or (iv) if such new CD Loans or Eurodollar Loans are to be combined with existing Loans in a new Borrowing, the foregoing information with respect to such combined Borrowing; and

     (b)  be received by Agent not later than 11:00 a.m., Dallas, Texas time, on
(i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Fixed Rate Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to

Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three (3) days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at
(i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

     Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to Convert Base Rate Loans to Fixed Rate Loans, to Convert Fixed Rate Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, to Convert one Type of Fixed Rate Loan to another Type of Fixed Rate Loan on the last day of the Interest Period applicable thereto, and to Continue Fixed Rate Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

     (a) specify the existing Loans which are to be Continued or Converted and if such existing Loans are to be combined with new Loans, specify such Loans;

     (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Fixed Rate Loans into which such existing Loans are to be Continued, Converted, or combined, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Fixed Rate Loans), and the length of the applicable Interest Period; and

     (c)  be received by Agent not later than 11:00 a.m., Dallas, Texas time, on
(i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Fixed Rate Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to Convert existing Loans into Fixed Rate Loans or Continue existing Loans as Fixed Rate Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Fixed Rate Loans at least three (3) days prior to the end of the Interest Period applicable thereto, such Fixed Rate Loans shall automatically be Converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.4. Use of Proceeds. Borrower shall use all Loans to refinance existing indebtedness, to finance capital expenditures, to refinance Matured LC Obligations, provide working capital for its operations and for the operations of the Subsidiary Guarantors and for other general business purposes, including, but not limited to, extending credit to the Subsidiary Guarantors for such purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

     Section 2.5.   Interest Rates and Fees.

     (a) Interest Rates. Each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Each CD Loan shall bear interest on each day, during the related Interest Period at the related Adjusted CD Rate in effect on such day. Anything to the contrary herein notwithstanding, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

     (b) Facility Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a nonrefundable monthly facility fee for each calendar month. The fee for each calendar month shall be equal to the product of (i) the Applicable Fee Percentage hereinafter defined (based on the average daily Facility Usage for such calendar month) multiplied by (ii) the number of days in such calendar month divided by 360 multiplied by (iii) the Borrowing Base for such calendar month. The facility fee for each calendar month in a Fiscal Quarter shall be due and payable in arrears forty-five (45) days after the end of such Fiscal Quarter. For each calendar month, the "Applicable Fee Percentage" shall be determined according to the following table:

     BORROWING BASE BALANCE        APPLICABLE FEE PERCENTAGE

less than or equal to twenty-      Thirty Five Basis Points
five percent (25%) of the          (0.35%) per annum
Borrowing Base

less than or equal to fifty        Forty Basis Points (0.40%)
percent (50%) but greater than     per annum
twenty-five percent (25%) of
the Borrowing Base

less than or equal to seventy-     Forty-Five Basis Points
five percent (75%) but greater     (.45%) per annum
than fifty percent (50%) of the
Borrowing Base

greater than seventy-five          Fifty Basis Points (.50%)
percent of the Borrowing           per annum
Base (75%)

     Section 2.6. Optional Prepayments. Borrower may, upon one Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $500,000, and so long as Borrower pays any costs with respect to the prepayment of any Fixed Rate Loan due under Section 3.6. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.7.   Mandatory Prepayments.   If at any time the Facility Usage
exceeds the Maximum Credit Amount (whether due to a reduction in the Maximum Credit Amount in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least
equal to such excess.   If at any time the Facility Usage is less than the
Maximum Credit Amount but in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within thirty (30) days after Agent gives notice of such fact to Borrower prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency

     (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.18(a)). Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.8. Scheduled Payments of Principal. The aggregate principal amount of the Loans shall be due and payable in eight (8) quarterly installments, each of which shall be equal to one-eighth (1/8) of the aggregate unpaid principal balance of the Loans at the end of the Commitment Period, and shall be due and payable on each Interest Payment Date for Base Rate Loans, beginning April 30, 2002 and continuing regularly thereafter until the Maturity Date, at which time the unpaid principal balance of the Loans and all interest accrued thereon shall be due and payable in full.

     Section 2.9 Initial Borrowing Base. During the period from the date hereof to the first date on which the Borrowing Base is redetermined, the Working Capital Borrowing Base shall be $36,589,000, the Cash Earnings Borrowing Base shall be $31,984,000, and the Borrowing Base shall be $55,000,000.

     Section 2.10 Subsequent Determinations of Borrowing Base. Promptly after receiving each Borrowing Base Report, Agent shall determine the Working Capital Borrowing Base and the Cash Earnings Borrowing Base, which in the aggregate comprise the Borrowing Base. Such Borrowing Base shall take effect immediately on the date notice thereof is sent to Borrower (herein called a "Determination Date") and remain in effect until the Agent receives the next Borrowing Base Report and determines the next Borrowing Base. In the event Agent has not received an appropriately completed Borrowing Base Report (with all attachments) within the time period specified in Section 6.2(d), an Event of Default shall have occurred and Agent shall have no obligation to redetermine the Borrowing Base and Lenders shall have no obligation to make any additional Loans until such time as Agent shall have received such information.

     Section 2.11   Letters of Credit.

     (a) Terms Applicable to all Letters of Credit Including Bond LC. Subject to the terms and conditions hereof, LC Issuer agrees to issue from time to time during the Commitment Period, in reliance on the agreements of Lenders set forth in Section 2.13(b), at Borrower's application, such Letters of Credit as Borrower may from time to time request, so long as:

          (i) the sum of (1) the aggregate amount of LC Obligations at such time, plus (2) the amount of such Letter of Credit, does not exceed the LC Sublimit;

          (ii) the Facility Usage does not exceed the Borrowing Base at such time;

          (iii) the form and terms of such Letter of Credit are satisfactory to LC Issuer in its sole and absolute discretion; and

          (iv) the expiration date of such Letter of Credit is on or before the Business Day immediately preceding the last day of the Commitment Period, unless otherwise agreed to by Majority Lenders.

     (b) Terms Applicable to Bond LC. The term of the Bond LC may be extended at the written request of Borrower (in this subparagraph called "Request for Extension") for an additional period determined by the LC Issuer if the LC Issuer shall have given written notice to Borrower of such extension and shall have delivered to the trustee under the Indenture a notice in the form of Annex E to the Bond LC (and the Trustee shall have accepted such notice) at least forty-five (45) days prior to the end of the then effective expiration date of the Bond LC, subject to the terms and conditions set forth in this Agreement and the Bond LC, and subject to earlier termination of the Bond LC in accordance with its terms. If the LC Issuer shall not have received from Borrower a Request for Extension at least ninety (90) days prior to the then effective expiration date of the Bond LC, LC Issuer shall have no obligation to consider extending the term of the Bond LC. LC Issuer shall notify Borrower whether or not it shall extend the term of the Bond LC within forty-five (45) days after LC Issuer's receipt of a Request for Extension. Any determination to extend the term of the Letter of Credit shall be made at LC Issuer 's sole discretion; no course of dealing or other circumstances shall require the LC Issuer to extend the Letter of Credit.

     Section 2.12 Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least three Business Days before such Letter of Credit is issued by LC Issuer or if otherwise, within the time permitted by the agreements described below in this section. Each such written application must be made in writing in the form and substance of the "Standby Letter of Credit Application and Agreement" attached hereto as Exhibit G, duly completed and signed by an authorized officer of Borrower, the terms and provisions of such agreements being incorporated herein by reference. By each such application for a Letter of Credit Borrower shall be deemed to have made all representations and warranties set forth herein as of the date of such application. If all conditions precedent to the issuance of such Letter of Credit have been met, LC Issuer will, in reliance on the agreements of Lenders set forth in Section 2.13(b), on the date requested, issue such Letter of Credit at LC Issuer 's office in Dallas, Texas. Provisions of any LC Application shall be deemed to apply only to the related Letter of Credit; provided, however, that any "default" or "event of default" under such LC Application shall also constitute an Event of Default hereunder. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

     Section 2.13   Reimbursement.

     (a) Reimbursement by Borrower. Each payment of a draft or demand for payment honored by LC Issuer shall constitute a loan to and obligation of Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order at such LC Issuer's office in Dallas, Texas on demand, in legal tender of the United States of America, any and all amounts paid by LC Issuer under or purporting to be under any Letter of Credit, together with interest on any such amounts (i) from the date payment is made by LC Issuer under such Letter of Credit until and including the first Business Day following such date of payment, at the Base Rate and (ii) thereafter, provided that notice is given to Borrower of such honor by LC Issuer, until the repayment of such amounts to LC Issuer, at the Default Rate applicable to Base Rate Loans. Borrower hereby promises to pay, when due, all present and future taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on, under or in respect of this Agreement or any Letter of Credit and any payments of principal, interest or other amounts made on or in respect of any thereof (excluding, however, any such taxes, levies, costs and charges imposed on or measured by the overall net income of LC Issuer).

Borrower promises to indemnify LC Issuer against, and to reimburse LC Issuer on demand for, any of the foregoing taxes, levies, costs or charges paid by LC Issuer and any loss, liability, claim or expense, including interest, penalties and legal fees, that LC Issuer may incur because of or in connection with the failure of Borrower to make any such payment of taxes, levies, costs or charges when due or any payment of Matured LC Obligations when due.

     (b) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce LC Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by LC Issuer thereunder. In the event that Borrower should fail to pay LC Issuer on demand the amount of any draft or other request for payment drawn under or purporting to be drawn under a Letter of Credit as provided in subsection (a) above, each Lender shall, before 2:00 p.m. (Dallas, Texas time) on the Business Day LC Issuer shall have given notice to Lenders of Borrower's failure to so pay LC Issuer, if such notice is given by 11:00 a.m., Dallas, Texas time (or on the Business Day immediately succeeding the day such notice is given after 11:00 a.m. Dallas, Texas time), pay to LC Issuer at LC Issuer's offices in Dallas, Texas, in legal tender of the United States of America, in same day funds, such Lender's Percentage Share of the amount of such draft or other request for payment, plus interest on such amount (i) from the date LC Issuer shall have paid such draft or request for payment until and including the first Business Day following such date of payment, at the Base Rate and (ii) thereafter, to the date of such payment by such Lender, at the Default Rate applicable to Base Rate Loans. Each Lender's obligation to reimburse LC Issuer pursuant to the terms of this Section 2.13(b) is irrevocable and unconditional. If any such amount required to be paid by any Lender pursuant to this Section 2.13(b) is not in fact made available by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall be entitled to recover from such Lender, on demand, such amount required to be paid by such Lender, plus interest thereon calculated from such due date at the Federal Funds Rate. A written advice(s) setting forth in reasonable detail the amounts owing under this Section 2.13, submitted by LC Issuer to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof. Whenever, at any time after LC Issuer has made payment under any Letter of Credit, and has received from any Lender its Percentage Share of such payment in accordance with this Section 2.13(b), LC Issuer receives any payment related to such Letter of Credit (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by LC Issuer), or any payment of interest on account thereof, LC Issuer will distribute to such Lender its Percentage Share thereof; provided, however, that in the event that any such payment received by LC Issuer shall be required to be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof previously distributed by LC Issuer to it.

     (c)  Payment of Reimbursement Obligation with Loans.    Each time payment
of a draft or demand for payment under a Letter of Credit is honored by LC Issuer, Borrower shall be deemed to have made a Borrowing Notice in the amount of such payment pursuant to Section 2.2. If all conditions precedent to the making of such Loan have been satisfied and such Loan is made, the proceeds thereof shall be applied to the payment of Borrower's obligation to reimburse LC Issuer for such payment.

     Section 2.14 Transferees of Letters of Credit. Borrower agrees that if any Letter of Credit provides that it is transferable, LC Issuer is under no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing.

     Section 2.15 Extension of Maturity. Borrower agrees that if the maturity of any Letter of Credit is extended by its terms or by law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of Borrower, or if the amount of any such Letter of Credit is increased at the request of Borrower, subject in each case to Section 2.11(a), this Agreement shall be binding upon Borrower with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer or any of LC Issuer's correspondents in accordance with such extension, increase or other modification.

     Section 2.16 Restriction on Liability. The users of each Letter of Credit shall be deemed the agents of Borrower and neither LC Issuer, nor its correspondents shall be responsible for:

     (a) the use which may be made of any Letter of Credit or for any actions or omissions of the users of any Letter of Credit;

     (b) the existence or nonexistence of a default under any instrument secured or supported by any Letter of Credit or any other event which gives rise to a right to call upon any Letter of Credit;

     (c) the validity, sufficiency or genuineness of any document delivered in connection with any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, fraudulent or forged;

     (d) except as specifically required by a Letter of Credit, failure of any instrument to bear any reference or adequate reference to any Letter of Credit, or failure of documents to accompany any draft at negotiation, or failure of any person to note the amount of any draft on the reverse of any Letter of Credit or to surrender or take up any Letter of Credit; or

     (e) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless, or otherwise.

LC Issuer shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of the correspondents of LC Issuer, for any refusal by LC Issuer or any of its correspondents to pay or honor drafts drawn under any Letter of Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter enforced, or for any matter beyond the control of LC Issuer. The happening of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the rights or powers of LC Issuer and or Lenders under this Agreement or the obligation of Borrower to make reimbursement hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, Borrower agrees that any action, unless such action constitutes willful misconduct or gross negligence, not contrary to the terms of any Letter of Credit, which is taken by LC Issuer or any Lender issuing such Letter of Credit or by any correspondent under or in connection with such Letter of Credit shall be binding on Borrower and shall not put LC Issuer or any Lender or any correspondent under any resulting liability to Borrower and Borrower makes a like agreement as to any inaction or omission unless such action or inaction constitutes gross negligence or willful misconduct.

     Section 2.17 No Duty to Inquire. Borrower agrees that LC Issuer is authorized and instructed to accept and pay drafts under any Letter of Credit without requiring, and without responsibility for, the determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter; provided that LC Issuer and Lenders will comply with the provisions of Article 15 of the Uniform Customs and Practices for Documentary Credits (1994 Revision) International Chamber of Commerce Publication 500. Borrower agrees that LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit issued by LC Issuer, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved by Borrower. Borrower agrees to hold LC Issuer and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing provisions and the subject matter of this section.

     Section 2.18   Payment of LC Obligations.

     (a)  Cash Collateral for LC Obligations.

          (i) Acceleration. If the Obligations, or any part thereof, become immediately due and payable pursuant to Article VIII, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit and Borrower shall immediately pay to Agent for the account of the LC Issuer an amount equal to the aggregate LC Obligations then outstanding.

          (ii) Long-term Letters of Credit.  If in accordance with the terms of
     Section 2.11(a) of this Agreement, Majority Lenders have agreed to extend the expiration date of any Letter of Credit beyond the last Business Day of the Commitment Period, on such Business Day Borrower will pay to Agent for the account of the LC Issuer an amount equal to the aggregate
     LC Obligations relating to such Letters of Credit, in addition to all other amounts then due under the Loan Documents.

          (iii) Required Prepayment Amount. If at the time Borrower is required to make a mandatory prepayment pursuant to Section 2.7, the Obligations which are not LC Obligations (in this Section called the "NON-LC OBLIGATIONS") then outstanding are less than the Borrowing Base Deficiency, Borrower shall pay to Agent for the account of LC Issuer the amount by which (1) the Borrowing Base Deficiency exceeds (2) the Non-LC Obligations then outstanding, (in each case the "EXCESS AMOUNT") to be held pursuant to this Section 2.18.

          (iv) Refund of Excess Amounts.   If at the end of any Fiscal Quarter
     during which Agent has held Cash Collateral pursuant to subsection (iii) above: (1) Borrower has delivered financial statements pursuant to Section 5.1(b) for such Fiscal Quarter; (2) Borrower is not required to make a mandatory prepayment pursuant to Section 2.7 and (3) no Default or Event of Default has occurred and is continuing, then upon the written request of Borrower within ninety (90) days after the end of such Fiscal Quarter, Agent shall remit to Borrower the amount of Cash Collateral previously deposited pursuant to subsection (iii) above.

     (b)  Cash Collateral Accounts.

          (i) General LC Collateral Account. All amounts due and payable by Borrower under this Section 2.18 with respect to all Letters of Credit (other than the Bond LC) shall be (1) first applied to Borrower's General LC Obligations that are then due and payable, and (2) second held in an account established at NationsBank or an Affiliate thereof designated the Hecla Mining Company General LC Collateral Account (the "GENERAL LC COLLATERAL ACCOUNT"), as security for the remaining Obligations other than Bond LC Obligations (in this Section 2.18 all such amounts held in the General LC Collateral Account and all investments made with funds in the General LC Collateral Account are collectively called the "GENERAL LC CASH COLLATERAL"). The General LC Cash Collateral shall be applied to General LC Obligations as they become due and payable and when no General LC Obligations remain outstanding, the General LC Cash Collateral shall be applied to all other Obligations (excluding Bond LC Obligations) as they become due and payable. At any time, and from time to time so long as no Default or Event of Default has occurred and is continuing, Agent, at the written request of Borrower, shall invest and reinvest funds held in the General LC Collateral Account in Permitted Investments at such prices as are set forth in such request, subject to the Lien in favor of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent shall invest and reinvest funds held in the General LC Collateral Account in Permitted Investments, at such prices as it in its sole discretion determines, subject to the Lien in favor of Agent. Agent shall have no liability for losses on any such Permitted Investments. Any proceeds and interest or other earnings shall be retained in the General LC Collateral Account and invested in the same manner as other funds therein or applied to Obligations then due and owing.

          (ii) Bond LC Collateral Account. All amounts due and payable by Borrower under this Section 2.18 with respect to the Bond LC shall be (1) first applied to Borrower's Bond LC Obligations that are then due and payable, and (2) second held in an account established at NationsBank or an Affiliate thereof designated the Hecla Mining Company Bond LC Collateral Account (the "BOND LC COLLATERAL ACCOUNT"), as security for the remaining Obligations (in this Section 2.18 all such amounts held in the Bond LC Collateral Account and all investments made with funds in the Bond LC Collateral Account are collectively called the "BOND LC CASH COLLATERAL"). The Bond LC Cash Collateral shall be applied to Bond LC Obligations as they become due and payable and when no Bond LC Obligations remain outstanding, the Bond LC Cash Collateral shall be applied to all other Obligations as they become due and payable. At any time, and from time to time so long as no Default or Event of Default has occurred and is continuing, Agent, at the written request of Borrower, shall invest and reinvest funds held in the Bond LC Collateral Account in Permitted Investments at such prices as are set forth in such request, subject to the Lien in favor of Agent. Upon the occurrence and during the continuance of an Event of Default, Agent shall invest and reinvest funds held in the Bond LC Collateral Account in Permitted Investments at such prices as it in its sole discretion determines, subject to the Lien in favor of Agent. Agent shall have no liability for losses on any such Permitted Investments. Any proceeds and interest or other earnings shall be retained in the Bond LC Collateral Account and invested in the same manner as other funds therein or applied to Obligations then due and owing. Notwithstanding the foregoing provision of this Section 2.18, in no event shall Agent invest or fail to invest any funds on deposit in the Bond LC Collateral Account, or fail to pay any requested rebate to the United States of America, if such investment or failure to invest or such failure to pay any required rebate, would cause the Bonds to be or become "ARBITRAGE BONDS" within the meaning of Section 148 of the Internal Revenue Code; Agent shall only invest funds on deposit in the Bond LC Collateral Account at a yield not in excess of the yield on the Bonds. The term "YIELD" means with respect to the issue of which the Bonds are a part, the discount rate that, when used in computing the present value of the issue date of all unconditionally payable payments of principal, interest and fees for qualified guarantees on the issue, produces an amount equal to the present value using the same discount rate of the aggregate issue price of the issue as of the issue date. Agent may conclusively rely on an opinion of its legal counsel (including in-house counsel) in determining whether it has complied with the obligations of this subsection and Agent shall not be liable for any failure to comply with such obligations if Agent shall have relied on any such opinion. Such proceeds, interest or income which are not so invested or reinvested in Permitted Investments due to the restriction described above shall be deposited and held by the Agent in the Bond LC Cash Collateral Account.

          (iii) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the General LC Collateral Account or the Bond LC Collateral Account, except as otherwise provided in subsection 2.18(a)(iii) above or until this Agreement has been terminated pursuant to Section 10.10.

          (iv) Borrower agrees that it will not sell or otherwise dispose of any interest in the General LC Cash Collateral Account, the Bond LC Collateral Account or the Cash Collateral, or create or permit to exist any Lien upon or with respect to any of the foregoing except in favor of Agent.

     (c) Grant of Security Interest. Borrower hereby assigns and grants to Agent a continuing security interest for the benefit of Lenders in the Cash Collateral and all proceeds thereof to secure the Obligations and agrees that Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest. Borrower agrees that, to the extent notice of sale of any Permitted Investments shall be required by law, at least five Business Days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it will be so adjourned.

     (d) Account Transfers. When Borrower is required to make payments under this Section 2.18 and fails to do so on the day when due, Agent may without notice to Borrower or any other Related Person make such payment (whether by application of proceeds of Cash Collateral, by transfers from other accounts maintained with NationsBank or otherwise) using any funds then available to any Related Person or any other Person liable for all or any part of Borrower's Obligations hereunder or under Borrower's LC Applications. Following any such payment by such transfer of accounts and upon delivery to Agent by Borrower of evidence satisfactory to Agent, in its sole discretion, that such accounts, at the time of such application contained funds held in the legal capacity of agent, operator or trustee for a third party (any funds so held, "THIRD PARTY FUNDS"), Agent will remit to the Person or Persons in whose name the account is held such Third Party Funds. Any amounts which are required to be paid pursuant to this Section 2.18 and which are not paid on the date due shall, for purposes of each Loan Document, be considered past due Obligations owing hereunder, and Agent is hereby authorized to liquidate Cash Collateral, demand under any and all guarantees of all or part of the Obligations and otherwise exercise its respective rights under each Loan Document to obtain such amounts.

     (e) Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Agent any financing statements, continuation statements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in the Cash Collateral.

     (f) Custody of Cash Collateral. The Agent shall exercise reasonable care in the custody and preservation of the Cash Collateral and shall be deemed to have exercised such care if the Cash Collateral is accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to the Cash Collateral.

     Section 2.19. Letter of Credit Fees. In consideration of the issuance of each Letter of Credit by LC Issuer, Borrower agrees to pay:

     (a) an issuance fee for each Letter of Credit in the amount calculated by applying one-eighth of one percent (0.125%) per annum of the face amount of such Letter of Credit for the term thereof, payable to LC Issuer for its own account at the time of issuance of such Letter of Credit.

     (b) for the Bond LC, a letter of credit fee accruing on and after the date hereof equal to the amount calculated by applying one and thirty-seven and one-half one-hundredths of one percent (1.375%) per annum to the face amount of the Bond LC for the term thereof, payable to LC Issuer.

     (c) for all Letters of Credit except the Bond LC, a letter of credit fee equal to the greater of (A) the amount calculated by applying the Fixed Rate Margin to the face amount of such Letter of Credit for the term thereof or (B) $500, in each case payable to LC Issuer at the time of issuance of such Letter of Credit for the account of Lenders in accordance with their Percentage Shares.

               ARTICLE III - Payments to Lenders

     Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

     (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

     (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid;

     (d)  then for the payment or prepayment of any other Obligations; and

     (e) last and only from proceeds of Collateral, for the payment or prepayment of any other indebtedness or obligations secured by such Collateral, pro rata to each Lender in accordance with the amount of such indebtedness or obligations owing to such Lender.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7.  All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under
Section 2.13(c) or to Agent under Section 9.5, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

     Section 3.2.   Increased Cost and Reduced Return.

     (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

          (i) shall subject such Lender Party (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Fixed Rate Loans, its Note, or its obligation to make Fixed Rate Loans, or change the basis of taxation of any amounts payable to such Lender Party (or its Applicable Lending Office) under this Agreement or its Note in respect of any Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender Party by the jurisdiction in which such Lender Party has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Fixed Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party (or its Applicable Lending Office), including the commitment of such Lender Party hereunder; or

          (iii) shall impose on such Lender Party (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender Party (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Fixed Rate Loans or to reduce any sum received or receivable by such Lender Party (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Fixed Rate Loans, then Borrower shall pay to such Lender Party on demand such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrower under this section, Borrower may, by notice to such Lender Party (with a copy to Agent), suspend the obligation of such Lender Party to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.5 shall be applicable); provided that such suspension shall not affect the right of such Lender Party to receive the compensation so requested.

     (b) If, after the date hereof, LC Issuer or any Lender Party shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence the obligations of LC Issuer or such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to LC Issuer or such Lender Party such additional amount or amounts as will compensate LC Issuer or such Lender Party for such reduction, but only to the extent that such Lender Party has not been compensated therefor by any increase in the Adjusted Eurodollar Rate.

     (c) LC Issuer and each Lender Party shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle LC Issuer or such Lender Party to compensation pursuant to this section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. LC Issuer or any Lender Party claiming compensation under this section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, LC Issuer or such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.

     Section 3.3. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

     (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period; or

     (b) Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Fixed Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans or for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lender Parties shall be under no obligation to make additional Loans of such Type, or to Convert Loans of any other type into such Type, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender Party or its Applicable Lending Office to make, maintain, or fund Fixed Rate Loans hereunder, then such Lender Party shall promptly notify Borrower thereof and such Lender Party's obligation to make or Continue Fixed Rate Loans and to Convert other Types of Loans into Fixed Rate Loans shall be suspended until such time as such Lender Party may again make, maintain, and fund Fixed Rate Loans (in which case the provisions of Section 1.5 shall be applicable).

     Section 3.5. Treatment of Affected Loans. If the obligation of any Lender Party to make a particular Type of Fixed Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Sections 3.2 or 3.4 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender Party's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender Party may specify to Borrower with a copy to Agent) and, unless and until such Lender Party gives notice as provided below that the circumstances specified in Sections 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender Party's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender Party's Affected Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or Continued by such Lender Party as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender Party that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender Party gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender Party's Affected Loans pursuant to this section no longer exist (which such Lender Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lender Parties are outstanding, such Lender Party's Base

Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lender Parties holding Loans of the Affected Type and by such Lender Party are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Maximum Credit Amount.

     Section 3.6. Compensation. Upon the request of any Lender Party, Borrower shall pay to such Lender Party such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender Party) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Fixed Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.6.

     Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety (90) days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

     Section 3.9.   Taxes.

     (a) Any and all payments by Borrower to or for the account of any Lender Party, Agent or LC Issuer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender Party (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) Borrower agrees to indemnify each Lender Party, Agent and LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender Party or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender Party organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender Party remains lawfully able to do so), shall provide Borrower and Agent with a properly executed (iv) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (v) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (vi) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender Party is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender Party has failed to provide Borrower and Agent with the appropriate form pursuant to the immediately preceding subsection (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under subsection (a) or (b) of this section with respect to Taxes imposed by the United States; provided, however, that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Lender Party pursuant to this section, then such Lender Party will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party and in the event Lender Party is reimbursed for an amount paid by Borrower pursuant to this section, it shall promptly return such amount to Borrower.

     (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of the Commitment Period and the payment in full of the Notes.


          ARTICLE IV - Conditions Precedent to Lending

     Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

     (a) This Agreement and any other documents that Lenders are to execute in connection herewith;

     (b)  Each Note;

     (c)  Each Security Document listed in the Security Schedule;

     (d)  Certain certificates of Borrower including:

          (i) An "Omnibus Certificate" of the Secretary or Assistant Secretary and of the Chairman of the Board or President or any Vice President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of the bylaws of Borrower; and

          (ii) A "Compliance Certificate" of the Chief Financial Officer, Chief Accounting Officer, Treasurer or Vice President-Finance of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a),
     (b), (c) and (d) of Section 4.2.

     (e) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents;

     (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Subsidiary Guarantor and the execution by it of its guaranty of Borrower's Obligations;

     (g) A favorable opinion of internal counsel for Related Persons, substantially in the form set forth in Exhibit E;

     (h)  The Initial Financial Statements;

     (i) Certificates or binders evidencing Related Persons' insurance in effect on the date hereof;

     (j) Opinions of special counsel to Agent in states where inventory of the Related Persons is located addressing the perfection of Liens in such inventory; and

     (k) Payment of all commitment, facility, agency, attorney and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

     Section 4.2. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

     (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

     (c) No material adverse change shall have occurred in Borrower's Consolidated financial condition or results of operations.

     (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

     (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

     (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in this Agreement and the other Loan Documents,
(ii) the satisfaction of all conditions contained herein or therein, and
(iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.


           ARTICLE V - Representations and Warranties

     Section 5.1. Borrower's Representations and Warranties. To confirm each Lender's understanding concerning Related Persons and Related Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

     (a) No Default. No Related Person is in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing. Each Related Person which is a corporation, limited liability company or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to do so would not result in a material adverse effect on the business or operations of such Related Person. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable except where the failure to do so would not result in a material adverse effect on the business or operations of such Related Person.

     (c) Authorization. Each Related Person which is a corporation, limited liability company or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     (d) No Conflicts or Consents. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not
(i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, membership agreement or partnership agreement or certificate of any Related Person, (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (4) result in the acceleration of any Debt owed by any Related Person, or (5) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

     (f) Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

     (g) Other Obligations and Restrictions. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

     (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements.

     (i) Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may reasonably be expected to have a material adverse effect on Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder, and
(ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may reasonably be expected to have any such effect.

     (j) ERISA Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in
Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     (k) Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state and local laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such laws;
(ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation regarding any release of any Hazardous Materials into the environment or the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials in which an adverse determination would potentially result in a loss in excess of five percent (5%) of Borrower's Consolidated net worth; (iii) no Related Person (and to the best knowledge of Borrower, no other Person) has filed or received any notice under any federal, state or local law of any actual or potential violation of Environmental Laws or any violation of any applicable license or permit, which violation would potentially result in a loss in excess of five percent (5%) of Borrower's Consolidated net worth; and (iv) no Related Person otherwise has any known contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials in excess of five percent (5%) of Borrower's Consolidated net worth.

     (l) Names and Places of Business. Neither Borrower nor any Subsidiary Guarantor, during the preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower and each of the Subsidiary Guarantors are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto or (if different) the address of each such Related Person set out in the Disclosure Schedule. Except as indicated in the Disclosure Schedule or a Disclosure Report, neither Borrower nor any Subsidiary Guarantor has any other office or place of business.

     (m) Borrower's Subsidiaries. Borrower does not presently have any Subsidiary that has assets in excess of $1,000,000 (calculated at net book value), other than Material Subsidiaries. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Schedule 3.

     (n) Title to Properties. Each Related Person has good and defensible title to all of its material properties and assets, free and clear of all Prohibited Liens.

     (o) Government Regulation. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Person of Debt, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     (p) Insider. Neither Borrower, nor any other Related Person, nor any Person having "control" (as that term is defined in 12 U.S.C. 375b(9) or in regulations promulgated pursuant thereto) of Borrower, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

     (q) Officers and Directors. The officers and directors of Borrower are those persons disclosed in the definitive proxy statement prepared by Borrower and filed with the Securities and Exchange Commission in connection with Borrower's most recent annual meeting, copies of which proxy statement have been previously furnished in connection with the negotiation hereof.

     (r) Solvency. Neither Borrower nor any Subsidiary Guarantor is "insolvent" on the date hereof (that is, the sum of such Person's absolute and contingent Debt, including the Obligations, exceeds the fair market value of such Person's assets). Borrower's and each Subsidiary Guarantor's capital is adequate for the businesses in which such Person is engaged and intends to be engaged. Neither Borrower nor any Subsidiary Guarantor has hereby incurred, nor does Borrower nor any Subsidiary Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. The direct or indirect value of the consideration received and to be received by each Subsidiary Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of such Subsidiary Guarantor under Article VIIA and the incurrence of such Debt and obligations in return for such consideration may reasonably be expected to benefit each Subsidiary Guarantor, directly or indirectly.

     (s)  Coal Mines.

          Neither Borrower nor any Subsidiary Guarantor is engaged in extracting commercial quantities of coal from properties owned or leased by any such Person.

     Section 5.2. Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.


         ARTICLE VI - Affirmative Covenants of Borrower

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

     Section 6.2.   Books, Financial Statements and Reports.   Each Related
Person will at all times maintain full and materially accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

     (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by PricewaterhouseCoopers LLP or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred (100) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

     (b) As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters in each Fiscal Year of Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.12 through 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

     (c) Within forty-five (45) days after the end of each Fiscal Quarter, cash flow projections based on a rolling four quarter basis, and by April 30 of each year annual five-year cash flow projections, together with (A) information prepared by Borrower and/or its geologists and/or consultants supporting such projections and (B) as to such quarterly projections, any available information regarding actual cash flow since the end of such Fiscal Quarter.

     (d) As soon as available, and in any event within thirty (30) days as of the end of the prior calendar month, a Borrowing Base Report of Borrower duly completed by an authorized officer of Borrower which shall contain the calculation of the Working Capital Borrowing Base and the Cash Earnings Borrowing Base.

     (e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

     (f) A quarterly variance report explaining material variances between actual versus budgeted amounts for all material business units of Borrower, including information such as unit price and cost data, capital expenditures, revenues, and operating costs.

     Section 6.3. Other Information and Inspections. Each Related Person will furnish to Agent any information which Agent may from time to time reasonably request in writing for itself or on behalf of any Lender concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     Section 6.4. Notice of Material Events and Changes of Name or Address. Borrower will promptly notify Agent:

     (a) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition,

     (b)  of the occurrence of any Default,

     (c) of the acceleration of the maturity of any Debt owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition,

     (d)  of the occurrence of any Termination Event,

     (e) of any suit, action or proceeding reasonably anticipated to result in a claim in excess of $1,000,000, any notice of potential Debt under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties,

     (f) of any labor controversy resulting in or threatening to result in a strike against any Related Person,

     (g) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations, and

     (h) at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business.

     Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to attempt to resolve or properly contest all controversies on account of any of the foregoing.

     Section 6.5. Maintenance of Properties. Each Related Person will maintain, preserve, protect, and keep all property material to the conduct of its business in good condition and in substantial compliance with all applicable laws, rules and regulations.

     Section 6.6. Maintenance of Existence and Qualifications. Each Related Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower or any Subsidiary Guarantor.

     Section 6.7.   Payment of Trade Debt, Taxes, etc  Each Related Person will
(a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Debt now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor in accordance with GAAP.

     Section 6.8. Insurance. Each Related Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its property (including without limitation "all-risk" (earthquake, boiler, machinery) insurance on general property, and insurance on office contents, mobile equipment, metals, ores and the like on premises, property-in-transit and mobile service equipment) in amounts that are customary in the type of businesses in which the Related Persons are engaged, and such other endorsements as are customary in the type of businesses in which the Related Persons are engaged. Upon demand by Agent any insurance policies covering any such property shall be endorsed (a) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without fifteen (15) days prior notice to Agent, and (b) to provide for any other matters which Agent may reasonably require and as are customary in transactions of this type. Each Related Person shall at all times maintain adequate insurance against its Debt for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability and automobile liability. Borrower self insures for workers compensation.

     Section 6.9. Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of (a) Agent (including attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (b) Agent or any Lender (including attorneys' fees) in connection with the defense or enforcement of the Loan Documents or the defense of Agent's or any Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement).

     Section 6.10. Performance on Borrower's Behalf. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

     Section 6.11. Interest. Borrower hereby promises to Agent and Lenders to pay interest at the Default Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent or any Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     Section 6.12. Compliance with Agreements and Law. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws, in all material respects.

     Section 6.13. Evidence of Compliance. Each Related Person will furnish to Agent at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.14. Subsidiary Guarantors. Borrower shall cause each of its Subsidiaries now existing or created, acquired or coming into existence after the date hereof that has assets at any time in excess of $1,000,000 (calculated at net book value) or having net cash earnings constituting more than ten percent (10%) of Cash Earnings as of the end of any Fiscal Quarter (calculated on a rolling twelve-month basis as set forth in the definition of Cash Earnings in Section 1.1 and then divided by four), to become a Subsidiary Guarantor and a party hereto at such time and to execute and deliver to Agent a Subsidiary Guarantor Security Agreement, and shall cause such Subsidiary to deliver at such time written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its joinder hereto and the performance of its obligations as a Subsidiary Guarantor hereunder. Notwithstanding the foregoing, in the event it is impracticable for any Subsidiary organized under the laws of a jurisdiction other than the United States to become a Subsidiary Guarantor as set forth above, such Subsidiary shall not be required to become a Subsidiary Guarantor.

     Section 6.15. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower and each Subsidiary Guarantor hereby grants to Agent and each Lender and to each financial institution which hereafter acquires a participation or other interest in any Loan or Note (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent or any Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (i) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower or such Subsidiary Guarantor now or hereafter held or received by or in transit to Agent or any Lender or Participant from or for the account of Borrower or such Subsidiary Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (ii) any and all deposits

(general or special, time or demand, provisional or final) of Borrower or such Subsidiary Guarantor with Agent or any Lender or Participant, and (iii) any other credits and claims of Borrower or such Subsidiary Guarantor at any time existing against Agent or any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Default, each of Agent and Lenders and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower or any Subsidiary Guarantor, any and all items hereinabove referred to against the Obligations then due and payable.

     Section 6.16.  Agreement to Deliver Security Documents; Sale of MWCA, Inc.

     (a) Borrower agrees to deliver and to cause each other Related Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent.

     (b) Upon the sale of all of the capital stock of MWCA, Inc. or upon the sale of all or substantially all or any part of the assets of MWCA, Inc., Agent will release its security interest in such assets or stock and shall release MWCA, Inc. from its guarantee hereunder, provided that (i) Agent shall, upon any such sale, redetermine the Borrowing Base to reflect the sale of MWCA, Inc. or its assets and (ii) Borrower shall immediately pay to Agent from the proceeds of any such sale the amount of the Borrowing Base Deficiency, if any, created as a result of such Borrowing Base redetermination in accordance with the provisions of Section 2.7.

     (c) On the date hereof, MWCA, Inc. is delivering to Agent Security Documents pursuant to Section 6.16(a) above. Agent has agreed to hold such Security Documents in anticipation of the sale described in Section 6.16(b) to record the related financing statements only if Borrower fails to sell all of the capital stock or all or substantially all of the assets of MWCA, Inc. by August 31, 1999 or (ii) if earlier, after the occurrence of a Default hereunder.

     Section 6.17. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause each other Related Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Related Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

          ARTICLE VII - Negative Covenants of Borrower

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 7.1.   Limitation on Debt and Liens.

     (a) Limitation on Debt. No Related Person will in any manner owe or be liable for any Funded Debt or any Debt under any Guaranty of any Funded Debt except:

          (i)  the Obligations.

          (ii) Funded Debt (other than Funded Debt permitted in clause (i) above) and Debt under any Guaranties of any Funded Debt, that, in the aggregate for all such Funded Debt and Debt under Guaranties for all Related Persons, does not exceed $5,000,000.

     (b) Limitation on Liens. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except:

          (i)  Liens which secure Obligations only.

          (ii) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar statutory Liens incurred in the ordinary course of business, provided such Liens do not secure Funded Debt and secure only Debt which is not delinquent or which is being contested as provided in Section 6.7.

          (iii) deposits or pledges of cash or cash equivalents to secure the payment of workers' compensation, unemployment insurance or other social security or retirement benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business.

          (iv) Liens disclosed in the Disclosure Schedule.

          (v) Liens securing the purchase price of equipment or filed in connection with leases of equipment.

          (vi) Liens granted to operators of mining joint ventures to secure the obligations of Related Persons that are not operators.

     Section 7.2. Hedging Contracts. No Related Person will be a party to or in any manner be liable on any Hedging Contract except:

     (a) contracts entered into with the purpose and effect of fixing prices on Products expected to be produced by Related Persons, provided that at all times:
(i) each such contract shall comply with Borrower's hedging policy as approved by the Board of Directors of Borrower, a copy of which has been provided to Agent and each Lender, and (ii) no such contract shall be made for speculative purposes; and

     (b) contracts entered into by a Related Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Related Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, (iii) no such contract shall be made for speculative purposes, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

     Section 7.3. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Related Person will merge or consolidate with or into any other business entity. Any Person may be merged into Borrower, so long as Borrower is the surviving business entity, and any Subsidiary of Borrower, including Material Subsidiaries, may be merged into or consolidated with (a) another Subsidiary of Borrower, so long as a Subsidiary Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than Permitted Debt and shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Material Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Material Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

     Section 7.4. Limitation on Sales of Property. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value or is sold in the ordinary course of business.

     (b) Inventory which is sold in the ordinary course of business on ordinary trade terms.

     (c) properties or assets, or interests therein, the value of which does not exceed in the aggregate ten million dollars ($10,000,000) during any Fiscal Year provided that immediately upon any such sale the Cash Earnings Borrowing Base shall be recalculated excluding the Cash Earnings attributable to the properties and assets so sold (excluding any gain or including any losses attributable to such sale).

     (d) Borrower may sell all of the capital stock of MWCA, Inc. and/or MWCA, Inc. may sell all or substantially all or any part of its assets, provided
(i) simultaneously with any such sale, of the net proceeds thereof shall be applied as a prepayment on the Obligations to the extent required by
Section 6.16, (ii) following any such sale, the Borrowing Base, as adjusted to take such a sale into account, shall be in excess of the Obligations, and
(iii) both immediately prior to, and immediately following, the consummation of any such sale, no Default or Event of Default shall have occurred or be continuing.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Material Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     Section 7.5. Limitation on Dividends and Redemptions. No Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by the Related Persons without limitation, to Borrower; and to Subsidiary Guarantors. In addition to the foregoing each Related Person may declare and pay to any Persons with respect to common or preferred stock (a) cash dividends so long as no Default or Event of Default has occurred and is continuing, and
(b) dividends payable only in common stock, so long as no Related Person's interest in any of its Subsidiaries is thereby reduced. If no Default or Event of Default has occurred and is continuing, Borrower may pay dividends on its preferred stock.

     Section 7.6. Limitation on Investments and New Businesses. No Related Person will

     (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business,

     (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or

     (c) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments.

     Section 7.7. Limitation on Credit Extensions. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than

     (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner,

     (b)  loans to Borrower or to any Subsidiary Guarantor,

     (c) loans in an aggregate outstanding principal amount not to exceed $1,000,000 to third parties.

     Section 7.8. Transactions with Affiliates. No Related Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

     Section 7.9. ERISA Plans. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 7.10. Fiscal Year. Neither Borrower nor any Subsidiary Guarantor will change its fiscal year.

     Section 7.11. Working Capital and Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 1.5 to 1.0. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation.

     Section 7.12. Fixed Charge Coverage Ratio. The ratio of (a) EBITDA as of the end of each Fiscal Quarter to (b) Fixed Charges as of the end of such Fiscal Quarter will never be less than (i) .75 to 1.0 from the date hereof until December 31, 1999 (ii) 1.25 to 1.0 from January 1, 2000 until December 31, 2000, and (iii) 1.5 to 1.0 at any time after December 31, 2000.

     Section 7.13. Tangible Net Worth. Borrower's Consolidated Tangible Net Worth as of the end of any Fiscal Quarter ending after December 31, 1998 will not be less than the sum of (a) $137,000,000, plus (b) 50% of Borrower's Consolidated net income earned during the period from January 1, 1999 to the end of such Fiscal Quarter, if positive, or zero, if negative, plus (c) 75% of the net proceeds from the issuance of equity securities of Borrower after December 31, 1999, to the end of such Fiscal Quarter.

     As used in this subsection, the following terms shall have the meanings set forth below:

          (A) "Borrower's Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Borrower, together with all Funded Debt of any Related Person.

          (B) "Borrower's Consolidated Tangible Net Worth" means the remainder of (x) all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (y) Borrower's Consolidated liabilities.

                    ARTICLE VIIA - Guaranty

     Section 7A.1.  Guaranty.

     (a) Each Subsidiary Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Lenders the prompt, complete, and full payment when due, and no matter how the same shall become due, of all Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection, or below in the following subsection, which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

     (b) Each Subsidiary Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Lenders the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Lenders under, by reason of, or pursuant to any of the Loan Documents.

     (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each Subsidiary Guarantor will, forthwith upon demand by Agent, pay such Obligation in full to Agent for distribution to Lenders. If Borrower shall for any reason fail to perform promptly any Obligation, each Subsidiary Guarantor will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent or Lenders, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.

     (d) If either Borrower or any Subsidiary Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c), each Subsidiary Guarantor will incur the additional obligation to pay to Agent, and each Subsidiary Guarantor will forthwith upon demand by Agent pay to Agent for distribution to Lenders, the amount of any and all expenses, including fees and disbursements of Agent's and Lender's counsel and of any experts or agents retained by Agent, which Agent or Lenders may incur as a result of such failure.

     (e) Notwithstanding the foregoing or any other provisions of this Agreement, it is agreed and understood that no Subsidiary Guarantor shall be required to pay hereunder at any time more than the Maximum Guaranteed Amount determined with respect to such Subsidiary Guarantor as of such time. Each Subsidiary Guarantor agrees that the Obligations may at any time exceed the sum of the Maximum Guaranteed Amount plus the aggregate maximum amount of all Obligations of all other Subsidiary Guarantors, without affecting or impairing the Obligations of such Subsidiary Guarantor.

     Section 7A.2.  Unconditional Guaranty.

     (a) No action which Agent or Lenders may take or omit to take in connection with any of the Loan Documents, any of the Obligations (or any other indebtedness owing by Borrower to Agent or Lenders), or any Collateral, and no course of dealing of Agent or Lenders with any other Person, shall release or diminish any Subsidiary Guarantor's obligations, liabilities, agreements or duties hereunder, affect any Subsidiary Guarantor's guaranty any way, or afford any Subsidiary Guarantor any recourse against Agent or Lenders, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or Lender or any other Person or increase any risk to or diminish any safeguard of any Collateral. Without limiting the foregoing, each Subsidiary Guarantor hereby expressly agrees that Agent or Lenders may, from time to time, without notice to or the consent of any Subsidiary Guarantor, do any or all of the following:

          (i) Amend, change or modify, in whole or in part, any one or more of the Loan Documents and give or refuse to give any waivers or other indulgences with respect thereto.

          (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Collateral or Loan Document, to bring suit against any Person, or to take any other action concerning the Obligations or the Loan Documents.

          (iii) Accelerate, change, rearrange, extend, or renew the time, terms, or manner for payment or performance of any one or more of the Obligations.

          (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Loan Documents.

          (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Collateral for any or all of the Obligations, accept additional or substituted Collateral therefor, and perfect or fail to perfect Lenders' rights in any or all Collateral.

          (vi) Discharge, release, substitute or add obligors.

          (vii) Apply all monies received from obligors or others, or from any Collateral for any of the Obligations, as Agent or Lenders may determine to be in its best interest, without in any way being required to marshal Collateral or assets or to apply all or any part of such monies upon any particular Obligations.

     (b) No action or inaction of any Person, and no change of law or circumstances, shall release or diminish any Subsidiary Guarantor's obligations, liabilities, agreements, or duties hereunder, affect this guaranty in any way, or afford any Subsidiary Guarantor any recourse against Agent or Lenders. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Subsidiary Guarantors under this Article VIIA shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of any Subsidiary Guarantor:

          (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of Borrower or any Subsidiary Guarantor or any other proceedings involving Borrower or any Subsidiary Guarantor or any of the assets of Borrower or any Subsidiary Guarantor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Borrower or any Subsidiary Guarantor, any properties of Borrower or any Subsidiary Guarantor, or the estate in bankruptcy of Borrower or any Subsidiary Guarantor in the course of or resulting from any such proceedings.

          (ii) The failure by Agent or Lenders to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which Borrower or any Subsidiary Guarantor is a party.

          (iii) The release by operation of law of Borrower or any Subsidiary Guarantor from any of the Obligations or any other obligations to Lender.

          (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

          (v) The failure of Borrower or any Subsidiary Guarantor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of Borrower or any Subsidiary Guarantor, Agent or Lender.

          (vi) The fact that any Subsidiary Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

          (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by any Subsidiary Guarantor under this guaranty.

     (c) Agent and Lenders may invoke the benefits of this Article VIIA against any Subsidiary Guarantor before pursuing any remedies against Borrower or any other Subsidiary Guarantor or any other Person. Agent or Lenders may maintain an action against any Subsidiary Guarantor hereunder without joining Borrower or any other Subsidiary Guarantor therein and without bringing separate action against Borrower or any other Subsidiary Guarantor.

     (d) If any payment to Agent or Lenders by Borrower or any Subsidiary Guarantor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Agent or Lenders shall not constitute a release of any Subsidiary Guarantor from any liability hereunder, and each Subsidiary Guarantor agrees to pay such amount to Agent or Lenders on demand and agrees and acknowledges that this guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 7A.6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent and Lenders.

     (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

     Section 7A.3. Waiver. Each Subsidiary Guarantor hereby waives, with respect to the Obligations, this guaranty, and the other Loan Documents:

     (a)  notice of the incurrence of any Obligation by Borrower.

     (b) notice that Agent, Lenders, Borrower, any Subsidiary Guarantor, or any other Person has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Obligation.

     (c) notice of acceptance of this guaranty and all rights of Subsidiary Guarantor under 34.02 of the Texas Business and Commerce Code.

     (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

     (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, and all other notices of any kind whatsoever.

     Section 7A.4. No Subrogation. No Subsidiary Guarantor shall have any right of subrogation with respect hereto (including any right of subrogation under 34.04 of the Texas Business and Commerce Code). Each Subsidiary
Guarantor hereby waives any rights to enforce any remedy which such Subsidiary Guarantor may have against Borrower with respect to its obligations under this
Article VIIA or under applicable laws. Each Subsidiary Guarantor hereby irrevocably agrees, to the fullest extent permitted by law, that it will not exercise (and herein waives) any rights against Borrower or any other Person which it may acquire by way of subrogation, contribution, reimbursement, indemnification or exoneration under or with respect to this Agreement, the other Loan Documents or applicable law, by any payment made hereunder or otherwise. If the foregoing waivers are adjudicated unenforceable by a court of competent jurisdiction, then each Subsidiary Guarantor agrees that no liability or obligation of Borrower that shall accrue by virtue of any right to subrogation, contribution, indemnity, reimbursement or exoneration shall be paid, nor shall any such liability or obligation be deemed owed, until all of the Obligations shall have been paid in full.

     Section 7A.5. Subordination. Each Subsidiary Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to any Subsidiary Guarantor. Each Subsidiary Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Majority Lender. If any Subsidiary Guarantor receives any such payment without the prior written consent of Majority Lenders, the amount so paid shall be held in trust for the benefit of Agent and Lenders, shall be segregated from the other funds of such Subsidiary Guarantor, and shall forthwith be paid over to Agent and Lenders to be held by Agent and Lenders as collateral for, or then or at any time thereafter applied in whole or in part by Agent and Lenders against, all or any portions of the Obligations, whether matured or unmatured, in such order as Agent and Lenders shall elect.


         ARTICLE VIII - Events of Default and Remedies

     Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Related Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Related Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five (5) Business Days after the same becomes due;

     (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.2(d), 6.4, 6.16(b), 6.16(c),
Article VII, or Section 7A.1;

     (e)  Any Related Person fails (other than as referred to in subsections
(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.1 for any reason other than its release or subordination by Agent;

     (g) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Subsidiary Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (h) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt in excess of $1,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $3,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit Debt exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit Debt by more than $3,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (j)  Any Related Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty (30) days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty (30) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty (30) days after the entry or levy thereof or after any stay is vacated or set aside;

     (k)  Any Change of Control occurs;

     (l) any party to the Indenture fails to observe or perform any of the covenants, conditions, or agreements of the Indenture or the Bonds in any material respect, or any party to the Loan Agreement fails to observe or perform any of the covenants, conditions, or agreements of the Loan Agreement in any material respect, and such failure has not been waived or not cured within any applicable grace period; and

     (n) A Lien is placed upon any property of any Related Person other than a Lien described in Section 7.1(b).

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Related Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of Credit hereunder, and
(2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement.

     Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                       ARTICLE IX - Agent

     Section 9.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Loan Document and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Related Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Related Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Related Person or any of its Subsidiaries or Affiliates;
(d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     Section 9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Related Person), independent accountants, and other experts selected by Agent with reasonable care. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.6 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

     Section 9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 9.1 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

     Section 9.4. Rights as Lender. With respect to its Percentage Share of the Maximum Credit Amount and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Related Person or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Related Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     SECTION 9.5. INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 10.4 HEREOF, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTION) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE PERCENTAGE SHARES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER ANY LOAN DOCUMENT (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 10.4, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

     Section 9.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Related Person or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

     Section 9.7. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and
(b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of Debt other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.8. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

     Section 9.9. Benefit of Article IX. The provisions of this Article (other than the following section) are intended solely for the benefit of Lender Parties, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

     Section 9.10. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Borrower may, with the written concurrence of Majority Lenders, designate a successor Agent. If within fifteen (15) days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty (30) days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                   ARTICLE X - Miscellaneous

     Section 10.1.  Waivers and Amendments; Acknowledgments.

     (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.10). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest,
(5) amend the definitions herein of "Majority Lenders" or "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Subsidiary Guarantor from its guaranty of such payment,
(7) amend Sections 7.11, 7.12, or 7.13, or (8) amend this Section 10.1(a) or release any Collateral. Notwithstanding the foregoing, simultaneously with any sale of the stock and/or assets of MWCA, Inc. permitted by Section 7.4(d), each Lender agrees that Agent may release the security interest in such stock and/or assets of MWCA, Inc. Upon the sale of all of such stock or assets, Agent shall release MWCA, Inc. from its guaranty hereunder and its other agreements set forth herein, in each case without any further consent or approval from any Lender.

     (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Related Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Related Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2. Survival of Agreements; Cumulative Nature. All of Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Related Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

     Section 10.4. Indemnity. BORROWER AGREES TO INDEMNIFY EACH LENDER PARTY, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH LENDER PARTY GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (WHETHER ARISING IN CONTRACT OR IN TORT OR OTHERWISE AND INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY LENDER PARTY OR ANY OTHER PERSON OR ANY LIABILITIES OR DUTIES OF ANY LENDER PARTY OR ANY OTHER PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 10.5.  Joint and Several Liability; Parties in Interest.

     (a) All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and Debt. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of the Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     Section 10.6.  Assignments and Participations.

     (a) Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Share of the Maximum Credit Amount); provided, however, that

          (i)  each such assignment shall be to an Eligible Transferee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $5,000,000 in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and

          (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.9.

     (b) Agent shall maintain at its address referred to in Section 10.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their Percentage Share of the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Maximum Credit Amount and its Loans); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of offset contained in Section 6.15, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Maximum Credit Amount).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.7 hereof.

     Section 10.7. Confidentiality. Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

     Section 10.8. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. EACH OF BORROWER AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RELATED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

     Section 10.9. Limitation on Interest. Lender Parties, Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

     Section 10.10. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.12. Counterparts; Fax. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

     Section 10.13. Waiver of Jury Trial, Punitive Damages, etc Borrower and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably
(a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity, (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

     Section 10.14. Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement. Borrower hereby agrees that (i) the Debt outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon and (ii) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and governed by this Agreement.

     Section 10.15. No Novation or Release. Borrower hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Existing Credit Agreement.

     Section 10.16. Ratification. Each of Borrower and Subsidiary Guarantors hereby (a) ratifies and confirms each of the Security Documents listed on the Security Schedule (the "Designated Security Documents") to which it is a party;
(b) agrees that, as used in each of the Designated Security Documents, each reference to: (i) the "Credit Agreement," shall henceforth be deemed to be a reference to this Agreement and (ii) the "Notes" shall henceforth be deemed to be a reference to the "Note" as used in this Agreement; (c) agrees that the

"Obligations" as defined in this Agreement are part of the Secured Obligations (as defined in each of the Designated Security Documents); and (d) agrees that each of its obligations and covenants with respect to such Designated Security Documents to which it is a party shall remain in full force and effect after the execution of this Agreement. The execution, delivery and effectiveness of this Agreement and the Notes shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Agent or any Lender under any Loan Document nor constitute a waiver of any provision of any Loan Document.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


BORROWER:                                             HECLA MINING COMPANY


                                By:  /s/ John P. Stilwell
                                   --------------------------
                                   John P. Stilwell
                                   Vice President and Chief Financial Officer

                                Address (for Borrower and Subsidiary
                                Guarantors):

                                6500 Mineral Drive
                                Coeur d'Alene, Idaho  83815-8788
                                Attention: John P. Stilwell

                                Telephone: (208) 769-4100
                                Telecopy:   (208) 769-7612


SUBSIDIARY GUARANTORS:                 MWCA, INC.


                                By:  /s/ J. Gary Childress
                                   ----------------------------
                                   J. Gary Childress
                                   Vice President


                                KENTUCKY-TENNESSEE CLAY COMPANY


                                By:  /s/ J. Gary Childress
                                   ----------------------------
                                   J. Gary Childress
                                   Vice President


                                K-T FELDSPAR CORPORATION


                                By:  /s/ J. Gary Childress
                                   ---------------------------
                                   J. Gary Childress
                                   Vice President

AGENT AND LENDER:                           NATIONSBANK, N.A.




                                By:  /s/ David Rubenking
                                   ---------------------------
                                   David Rubenking,
                                   Senior Vice President

                                Address:

                                NationsBank Plaza
                                901 Main Street, 49th FL (75202)
                                Post Office Box 830104
                                Dallas, Texas  75383
                                Attention: Energy Lending Group

                                Telephone: (214) 508-1200
                                Telecopy:   (214) 508-1286

                                with a copy to:

                                NationsBank, N.A.
                                Denver Energy Group
                                370 Seventeenth, Suite 3250
                                Denver, Colorado  80202-5632
                                Attention:  David Rubenking

                                Telephone: (303) 629-6969
                                Telecopy:   (303) 629-6303

LENDERS:                                     FIRST SECURITY BANK, N.A., Lender


                              By:   /s/ Vicki Riga
                                 ------------------------------
                                 Vicki Riga
                                 Vice President


                              Corporate Banking Division
                              119 North 9th Street
                              Boise  Idaho  83702
                              Attention:  Vicki Riga, Vice
                              President

                              Telephone:  (208)393-2163
                              Telecopy:    (208)393-2472